UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

NVR, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Plaza America Drive, Suite 500
Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)

(703) 956-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 2, 2018, NVR, Inc. (the “Company”) held its Annual Meeting of Shareholders. There were 3,664,971 shares of the Company’s common stock eligible to vote at the Annual Meeting. The following are the matters voted upon at the Annual Meeting and the final results of the votes on such matters:
1. Election of all directors for one-year terms:

	Votes For	Votes Against	Abstentions	Broker Non-votes
Dwight C. Schar	3,102,417	31,522	1,590	291,946
C.E. Andrews	3,116,157	14,728	4,644	291,946
Timothy M. Donahue	3,093,705	38,632	3,221	291,917
Thomas D. Eckert	3,114,032	15,339	6,158	291,946
Alfred E. Festa	3,106,204	23,593	5,732	291,946
Ed Grier	3,126,382	4,286	4,861	291,946
Manuel H. Johnson	3,081,693	50,805	3,031	291,946
Mel Martinez	3,106,534	24,085	4,910	291,946
William A. Moran	2,854,502	274,458	6,569	291,946
David A. Preiser	2,985,827	117,772	31,930	291,946
W. Grady Rosier	3,112,898	17,629	5,002	291,946
Susan Williamson Ross	3,107,971	22,659	4,899	291,946
2. Ratification of the appointment of KPMG LLP as Independent Auditor for 2018:

Votes For	Votes Against	Abstentions
3,388,446	36,034	2,995
3. Approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-votes
3,081,565	46,519	7,445	291,946
4. Approval of the 2018 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-votes
2,026,169	1,103,830	5,530	291,946

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

Date: May 3, 2018	By:	/s/ Daniel D. Malzahn
Daniel D. Malzahn
Senior Vice President, Chief Financial Officer and Treasurer